                            MASTER LOAN TRANSFER AGREEMENT


                             Dated as of December 1, 1997



                                    by and between



                            EQUIVANTAGE ACCEPTANCE CORP.,
                                     the Company


                                         and


                                  EQUIVANTAGE INC.,
                                    the Originator








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                                  TABLE OF CONTENTS
                                                                            Page
Section 1.    Definitions.....................................................1

Section 2.    Interest Calculations...........................................5

Section 3.    Transfers of Mortgage Loans.....................................5

Section 4.    Grant of Security Interest......................................6

Section 5.    Representations, Warranties and Covenants Regarding the
              Originator and the Company......................................6

Section 6.    Representations and Warranties of the Originator Regarding the
              Mortgage Loans.................................................12

Section 7.    Covenants of the Originator to Take Certain Actions with Respect to the Mortgage Loans in Certain Situations....................22

Section 8.    Term of Agreement..............................................24

Section 9.    Authorized Representatives.....................................24

Section 10.   Notices........................................................24

Section 11.   Governing Law..................................................25

Section 12.   Assignment.....................................................26

Section 13.   Counterparts...................................................26

Section 14.   Amendment......................................................26

Section 15.   Severability of Provisions.....................................26

Section 16.   No Agency; No Partnership or Joint Venture.....................26

Section 17.   Further Assurances.............................................26

Section 18.   The Certificate Insurer and the Trustee........................26




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    THIS MASTER LOAN TRANSFER AGREEMENT, dated as of December 1, 1997, is between EquiVantage Acceptance Corp. (the "Company") and EquiVantage Inc., in its separate capacity as an originator or purchaser of mortgage loans (the "Originator").

    WHEREAS, the Originator is an originator and purchaser of mortgage loans that the Originator may, from time to time, sell to the Company;

    WHEREAS, the Company may, from time to time, purchase such mortgage loans from the Originator; and

    WHEREAS, it is the intent of the Company to include mortgage loans so purchased by the Company in securitization transactions from time to time sponsored by the Company.

    NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

    Section 1. Definitions. Whenever used in this Agreement or in any Conveyance Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article; provided, however, that any capitalized terms used herein or in any Conveyance Agreement and not defined herein shall have their respective meanings as set forth in the related Pooling and Servicing Agreement.

    Additional Representations and Warranties: As defined in Section 6(a) hereof.

    Agreement: This Master Loan Transfer Agreement as may be amended from time to time, including the exhibits and supplements hereto.

    Appraised Value: The appraised value of any Property based upon the appraisal or other valuation made at the time of the origination of the related Mortgage Loan or, in the case of a Mortgage Loan that is a purchase money mortgage, the sales price of the Property at such time of origination, if such sales price is less than such appraised value, in either case subject to downward adjustment by the Originator.

    Authorized Representatives: As defined in Section 9 hereof and each Person as set forth in Exhibit B hereto.

    Balloon Loan: Any Mortgage Loan that has an amortization schedule that extends beyond its maturity date, resulting in a relatively large unamortized principal balance due in a single payment at maturity.

    Certificate Insurance Policy: The Certificate Insurance Policy issued by the Certificate Insurer as described in the related Pooling and Servicing Agreement.



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    Certificate Insurer:  Financial Guaranty Insurance Company, a New York
stock insurance company, or any successor thereto, issuing the Certificate Insurance Policy.

    Closing Date: With respect to any Pool, as defined in the related Conveyance Agreement.

    Code: The Internal Revenue Code of 1986, as amended, and any successor statute thereto.

    Company:  EquiVantage Acceptance Corp., a Delaware corporation.

    Conveyance Agreement: Any Conveyance Agreement relating to a Pool, in substantially the form set forth as Exhibit A hereto.

    Coupon Rate:  The rate of interest borne by each Note.

    Cut-Off Date: With respect to any Pool, as defined in the related Conveyance Agreement.

    Delinquent: A Mortgage Loan is "Delinquent" if any payment due thereon is not made by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is 30 days delinquent if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month; and a Mortgage Loan that is 60 days delinquent, 90 days delinquent and so on, should be construed similarly.

    EquiVantage Trust: An investor trust created by the Company to purchase the Mortgage Loans acquired by the Company from the Originator pursuant to this Agreement and the Conveyance Agreements.

    EquiVantage Trust Certificates: The certificates issued by an EquiVantage Trust.

    File: The documents delivered to the Trustee pursuant to the document delivery provisions of the related Pooling and Servicing Agreement pertaining to a particular Mortgage Loan, together with any additional documents required to be added to the File pursuant to this Agreement.

    First Mortgage Loan: A Mortgage Loan secured by a first priority mortgage lien with respect to any Property.


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


    Holder: The Person in whose name an EquiVantage Trust Certificate is recorded in a register maintained by the Trustee, as defined in the related Pooling and Servicing Agreement.

    Insured Payment:  As defined in the related Pooling and Servicing
Agreement.

    Insurance Policy: Any hazard, title or primary mortgage insurance policy relating to a Mortgage Loan.

    Loan Balance: With respect to each Mortgage Loan, as defined in the related Pooling and Servicing Agreement.

    Mortgage: The mortgage, deed of trust or other instrument creating a first or second lien on an estate in fee simple in real property, in accordance with applicable law, securing a Note.

    Mortgage Loan: Each of the mortgage loans transferred and assigned to the Company by the Originator pursuant hereto.

    Mortgagor:  The obligor on a Note.

    Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

    Offered Certificates: Any securities issued by an EquiVantage Trust that are not retained by the Company, any of the Company's affiliates or the Originator.

    Operative Documents: This Agreement, the related Pooling and Servicing Agreement, the related Conveyance Agreement and other agreements described in the related Pooling and Servicing Agreement.

    Original Principal Amount: With respect to each Note, the principal amount of such Note or the mortgage note relating to a Senior Lien, as the case may be, on the date of origination thereof.

    Originator:  EquiVantage Inc., a Delaware corporation.

    Percentage Interest: As defined in the related Pooling and Servicing Agreement.

    Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

    Pool: The pool of Mortgage Loans transferred to the Company or an EquiVantage Trust pursuant to a specific Conveyance Agreement.


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



    Pooling and Servicing Agreement: Any Pooling and Servicing Agreement entered into by and among EquiVantage Acceptance Corp., in its corporate capacity and in its capacity as Sponsor, the Servicer and the Trustee, as it may be amended and supplemented from time to time by the parties thereto.

    Primary Parcel: With respect to any Property with multiple parcels, the parcel that was given primary consideration.

    Principal and Interest Account: As defined in the related Pooling and Servicing Agreement.

    Program Loan: A Mortgage Loan evidenced by a Note amended to reflect the participation of the Mortgagor thereunder in a loan program created by the Company to encourage timely mortgage loan payments from certain borrowers through the use of an automatic interest rate reduction mechanism.

    Property:  The property on which a lien is granted to secure a Mortgage
Loan.

    Prospectus: Any prospectus (including any prospectus supplement) relating to the Registration Statement pursuant to which Offered Certificates are offered.

    Qualified Mortgage: "Qualified Mortgage" shall have the meaning set forth from time to time in the definition thereof at Section 860G(a)(3) of the Code and applicable to the related EquiVantage Trust.

    Qualified Replacement Mortgage: A Mortgage Loan substituted for another pursuant to the relevant provisions of the related Pooling and Servicing Agreement.

    Registration Statement: The Registration Statement filed by the Company with the Securities and Exchange Commission, including all amendments thereto and including the Prospectus concerning the related EquiVantage Trust Certificates constituting a part thereof.

    REMIC:  A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

    Remittance Date: Any date on which the Servicer is required to remit to the Trustee moneys on deposit in the Principal and Interest Account as defined in the related Pooling and Servicing Agreement.

    Schedule of Mortgage Loans: Any of the Schedules of Mortgage Loans required to be delivered pursuant to the related Pooling and Servicing Agreement.


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


    Second Mortgage Loan: A Mortgage Loan secured by a second priority mortgage lien with respect to the related Property.

    Senior Lien: With respect to any Second Mortgage Loan, the mortgage loan relating to the corresponding Property having a first priority lien.

    Servicer: EquiVantage Inc., a Delaware corporation, and its permitted successors and assigns, or any other party, including the Sub-Servicer, accepting the rights and obligations of Servicer in a Pooling and Servicing Agreement.

    Startup Day:  Any startup date of a Pooling and Servicing Agreement.

    Sub-Servicer:  As defined in the related Pooling and Servicing Agreement.

    Third Mortgage Loan: A Mortgage Loan secured by a third priority mortgage lien with respect to the related Property

    Trustee: Any party accepting the rights and obligations of Trustee in a Pooling and Servicing Agreement.

    Section 2. Interest Calculations. All calculations of interest hereunder, including, without limitation, calculations of interest at the Coupon Rate, that are made in respect of the Loan Balance of a Mortgage Loan shall be made on a daily basis using a 360-day year.

    Section 3. Transfers of Mortgage Loans. (a) From time to time in connection with the establishment of EquiVantage Trusts, the Originator intends to transfer to the Company, and the Company intends to accept the transfer from the Originator of, Mortgage Loans. Each such transfer will be evidenced by a Conveyance Agreement in substantially the form of Exhibit A hereto.

    (b) In connection with each such transfer under this Agreement or in connection with any prior transfer pursuant to another instrument of transfer the Company will pay or will have paid to the Originator, in cash, its pro rata portion of the consideration received by the Company for the Pool in connection with the issuance of the Offered Certificates, together with the Originator's pro rata portion of any subordinate certificates, unless otherwise agreed between the Originator and the Company.

    (c) In connection with each such transfer the Originator and the Company will deliver to the Trustee the documents required by the related Pooling and Servicing Agreement during the time periods required thereby. In the event of any document deficiencies, the Originator and the Company shall take the actions required by the related Pooling and Servicing Agreement during the time periods required thereby. The Originator in addition hereby acknowledges that the Trustee, the Servicer and the Certificate Insurer may enforce directly against the Originator any rights granted to any of them in the related Pooling and Servicing Agreement, and the Originator and the Company agree to comply with their respective duties and obligations set forth in such Pooling and Servicing Agreement.

    Section 4. Grant of Security Interest. (a) It is the intention of the parties hereto that the conveyance by the Originator of the Mortgage Loans to the Company shall constitute a purchase and sale of such Mortgage Loans and not a loan. In the event, however, that a court of competent jurisdiction were to hold that the transaction evidenced hereby constitutes a loan and not a purchase and sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that the Originator shall be deemed to have granted to the Company a first priority perfected security interest in all of the Originators's right, title and interest in, to and under the Mortgage Loans. The conveyance by the Originator of the Mortgage Loans to the Company shall not constitute and is not intended to result in an assumption by the Company of any obligation of the Originator or any other Person in connection with the Mortgage Loans.

    (b) The Originator shall take no action inconsistent with the Company's ownership of the Mortgage Loans and shall indicate or shall cause to be indicated in their records and records held on their behalf that ownership of each Mortgage Loan has been transferred to the Company. In addition, the Originator shall respond to any inquiries from third parties with respect to ownership of a Mortgage Loan by stating that it is not the owner of such asset and that ownership of such Mortgage Loan has been transferred to the Company; provided that this paragraph shall not be construed to prohibit the Servicer from appearing as lienholder of record of the Mortgage Loans on behalf of the Trustee for the purpose of receiving notices, executing release and modification documents and taking other actions related to the Servicing of the Mortgage Loans, so long as such actions are consistent with the servicing provisions of the related Pooling and Servicing Agreement.

    Section 5. Representations, Warranties and Covenants Regarding the Originator and the Company. (a) The Originator hereby represents and warrants to the Company, the Trustee, the Certificate Insurer and their respective successors and assigns that, as of the date hereof:

    (i) The Originator is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is in good standing as a foreign corporation as applicable, in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. The Originator has all requisite organizational power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted, to enter into and discharge its obligations under this Agreement and the Conveyance Agreements.

    (ii) The execution and delivery of this Agreement by the Originator and its performance and compliance with the terms of this Agreement and the

         Conveyance Agreements to which it is a party have been duly authorized by all necessary action on the part of the Originator and will not violate the Originator's Articles of Incorporation or Bylaws or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material contract, agreement or other instrument to which the Originator is a party or by which the Originator is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Originator or any of its properties.

   (iii) This Agreement and the Conveyance Agreements to which the Originator is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Originator, enforceable against it in accordance with the terms hereof, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

    (iv) The Originator is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Originator or its properties or might have consequences that would materially and adversely affect its performance hereunder and under the Conveyance Agreements.

     (v) Except as described in a related Pooling and Servicing Agreement and as disclosed in any Prospectus, no litigation is pending or, to the best of the Originator's knowledge, threatened against the Originator, which litigation is likely to have consequences that would prohibit its entering into this Agreement or any Conveyance Agreements or that is likely to materially and adversely affect the condition (financial or otherwise) or operations of the Originator or its properties or might have consequences that would materially and adversely affect its performance hereunder and under the Conveyance Agreements.

    (vi) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Originator contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

   (vii) Upon the receipt of each Mortgage Loan and other items of the File, including the Note and Mortgage by the Trustee under this Agreement, the related Trust will have good and indefeasible title to such Mortgage Loan and such other items of the related Trust Estate free and clear of any lien (other than liens that will be simultaneously released).

  (viii) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Originator makes no such representation or warranty) that are necessary in connection with the sale of the Mortgage Loans and the execution and delivery by the Originator of this Agreement and the Conveyance Agreements to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise), either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the Conveyance Agreements on the part of the Originator and the performance by the Originator of its obligations under this Agreement and the Conveyance Agreements.

    (ix) The origination practices and the collection practices used by the Originator with respect to the Mortgage Loans have been and are, in all material respects, legal, proper, prudent and customary in the mortgage loan lending business.

     (x) The transactions contemplated by this Agreement are in the ordinary course of business of the Originator.

    (xi) The Originator is receiving fair consideration and reasonably equivalent value in exchange for the sale of the interests in the Mortgage Loans.

   (xii) The Originator is not transferring or selling any interest in any Mortgage Loan with any intent to hinder, delay or defraud any of its respective creditors.

  (xiii) The Originator is solvent, and the Originator will not be rendered insolvent as a result of the sale of the Mortgage Loans to the related Trust.

   (xiv) The statements contained in the Registration Statement that describe the Originator or matters or activities for which the Originator is responsible in accordance with the Operative Documents or that are attributable to the Originator thereon are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Originator or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein with respect to the Originator not misleading.

    (xv) The Originator will not, prior to the date that is one year and one day after the final payment of any Certificates issued by the EquiVantage Trust under the Pooling and Servicing Agreement, institute against the Company, or join any other Person in instituting against the Company, any bankruptcy, insolvency, liquidation, readjustment of debt, marshaling of assets or similar proceeding or acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any governmental authority for the purpose of appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Company.

It is understood and agreed that the representations and warranties set forth in this paragraph (a) shall survive the sale and assignment by the Originator of the Mortgage Loans to the Company and by the Company to the related EquiVantage Trust.

    (b) The Company hereby represents and warrants to the Originator, the Certificate Insurer, the Trustee and the Owners that, as of the date hereof:

    (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. The Company has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement and the other Operative Documents to which it is a party.

    (ii) The execution and delivery of this Agreement, the related Conveyance Agreement and the other Operative Documents to which the Company is a party by the Company and its performance and compliance with the terms of this Agreement, the related Conveyance Agreement and of the other Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Company and will not violate the Company's articles of incorporation, bylaws or other organizational documents of the Company or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Company is a party or by which the Company is bound, or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Company or any of its properties.

   (iii) This Agreement, the related Conveyance Agreement and the other Operative Documents to which the Company is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Company, enforceable against it in accordance with the terms hereof and thereof, except as the enforcement hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

    (iv) The Company is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Company or its properties or might have consequences that would materially and adversely affect its performance hereunder, under the related Conveyance Agreement and under the other Operative Documents to which it is a party.

    (v) Except as described in the related Pooling and Servicing Agreement and as disclosed in any Prospectus, no litigation is pending or, to the best of the Company's knowledge, threatened against the Company, which litigation might have consequences that would prohibit its entering into this Agreement, the related Conveyance Agreement or any other Operative Document to which it is a party or that would materially and adversely affect the condition (financial or otherwise) or operations of the Company or its properties or might have consequences that would materially and adversely affect its performance hereunder, under the related Conveyance Agreement and under the other Operative Documents to which it is a party.

    (vi) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Company contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

   (vii) The statements contained in the Registration Statement which describe the Company or matters or activities for which the Company is responsible in accordance with the Operative Documents or that are attributed to the Company therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Company or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein with respect to the Company not misleading. To the best of the Company's knowledge and belief, the Registration Statement does not contain any untrue statement of a material fact required to be stated therein or omit to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading.

  (viii) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Company makes no such representation or warranty), that are necessary or advisable in connection with the purchase and sale of the related EquiVantage Trust Certificates and the execution and delivery by the Company of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement, the related Conveyance Agreement and the other Operative Documents on the part of the Company and the performance by the Company of its obligations under this Agreement, the related Conveyance Agreement and under such of the other Operative Documents to which it is a party.

    (ix) The transactions contemplated by this Agreement are in the ordinary course of business of the Company.

    (x) The Company is receiving fair consideration and reasonably equivalent value in exchange for the sale of the interests in the Mortgage Loans evidenced by the related EquiVantage Trust Certificates.

    (xi) The Company is not transferring or selling any interest in any Mortgage Loan evidenced by the related EquiVantage Trust Certificates with any intent to hinder, delay or defraud any of its respective creditors.

   (xii) The Company is solvent and the Company will not be rendered insolvent as a result of the sale of the Mortgage Loans to the Trust or the sale of the related EquiVantage Trust Certificates.

The representations and warranties set forth in this paragraph (b) shall survive the sale and assignment of the Mortgage Loans to the Company and the sale and assignment of the Mortgage Loans by the Company to the related EquiVantage Trust. Upon discovery of a breach of any of the foregoing representations and warranties that materially and adversely affects the interests of the Originator, the party discovering such breach shall give prompt written notice to the other.

Within 30 days of its receipt of notice of breach, the Company shall cure such breach in all material respects.

    Section 6. Representations and Warranties of the Originator Regarding the Mortgage Loans. (a) Set forth in paragraph (b) below, are listings of representations and warranties that are hereby made by the Originator to the Company in connection with each purchase of a Pool with respect to the related Mortgage Loans in such Pool as of the related Cut-Off Date. In addition, with respect to the Mortgage Loans in the related Pool, a Conveyance Agreement may delete or modify any of such representations and warranties or may add additional representations and warranties (the Company may also modify, add or delete any such representations and warranties in the related Pooling and Servicing Agreement) (collectively, any such modified or additional representations and warranties, the "Additional Representations and Warranties"); provided, however, that all such deletions, additions or modifications shall have been approved by the Certificate Insurer. The representations and warranties listed in paragraphs (a) and (b), together with any Additional Representations and Warranties, constitute the representations and warranties under this Section 6. The parties hereto agree that the representations and warranties are incorporated by reference into the related Pooling and Servicing Agreement and that the Trustee and the Certificate Insurer may pursue all of the Company's rights and remedies hereunder with respect to any breach of a representation and warranty in the same manner as if the Trustee, or the Certificate Insurer, as the case may be, were a party to this Agreement.

    (b) With respect to each Mortgage Loan as of the related Cut-Off Date, the Originator hereby represents, warrants and covenants to the Company, the Certificate Insurer, Servicer and the Trustee as follows; the Originator acknowledges that the Trustee will be relying on such representations, warranties and covenants in accepting the Mortgage Loans from the Company and that the Certificate Insurer will be relying thereon in issuing the Certificate Insurance Policy:

    (i) Such Mortgage Loan was originated or acquired by the Originator and as of the Startup Day the related Mortgage creates a valid lien on the related Property securing the amount owed by the Mortgagor under the related Note subject only to (w) the lien of current real property taxes and assessments, (x) the lien of any related Senior Lien (as to any Mortgage Loan that is not secured by a first priority lien), (y) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the related Property is located or specifically reflected in the appraisal or title policy obtained in connection with the origination of the related Mortgage Loan by the Company and the Originator and (z) other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by such Mortgage.

    (ii) No Property consists solely of raw land, an apartment building having more than four units or a cooperative apartment. Each Primary Parcel is improved by one or more single (one-to-four) family residential dwellings, which may include condominiums, townhouses and manufactured homes.

   (iii) Immediately prior to the sale, transfer, assignment and conveyance by the Originator to the Company, the Originator had good title to such Mortgage Loan, free of any interest of any other Person, and the Originator has sold, transferred, assigned and conveyed all of its right, title and interest in and to such Mortgage Loan to the Company.

    (iv) The Originator and, with respect to any Mortgage Loan purchased by the Originator, the seller of such Mortgage Loan to the Originator, was properly licensed or otherwise authorized, to the extent required by applicable law including, without limitation, any "doing business" laws, to originate or acquire such Mortgage Loan. Such Mortgage Loan at the time it was made complied or, if the Mortgage Loan was acquired and not originated by the Originator, to the best of the Originator's knowledge, such Mortgage Loan either (y) complied in all material respects with applicable state and federal laws and regulations, including, without limitation, the federal Truth-in-Lending Act, the Real Estate Settlement Procedures Act and other federal, state and local consumer protection, usury, equal credit opportunity, disclosure and recording laws or (z) any such lack of compliance under clause (y) has been cured such that all such Mortgage Loans acquired and not originated by the Originator are materially in compliance pursuant to clause (y). The consummation of the transactions herein contemplated, including, without limitation, the sale of the Mortgage Loans to the related EquiVantage Trust, will not violate any such state or federal law or regulation.

    (v) The Originator has not received a notice of default on any Senior Lien secured by the related Property that has not been cured by a party other than the Originator.

    (vi) Except as provided in the related Conveyance Agreement, none of the Mortgage Loans are subject to Section 32 of the Federal
         Truth-in-Lending Act.

   (vii) As of its date of origination, no Mortgage Loan had a Combined Loan-to-Value Ratio in excess of the level specified in the related Conveyance Agreement.

  (viii) No Senior Lien or any Mortgage Loan secured by the related Property provides for negative amortization of the principal balance thereof.

    (ix) Each original Mortgage was recorded, or is in the process of being recorded, and all subsequent assignments of the original Mortgage have been recorded, or are in the process of being recorded, in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Originator and any other originator or as against creditors of the Originator's predecessors in title, except as otherwise provided for in the related Pooling and Servicing Agreement.

    (x) The related Note is not and has not been secured by any collateral, pledged account or other security except the lien of the related Mortgage. Each Senior Lien, if any, on a Property permits the granting of a junior lien similar to the related Mortgage Loan without consent, or, if consent is required, it has been obtained and is contained in the related File.

    (xi) As of the related Cut-Off Date, to the best knowledge of the Originator, the Property subject to the related Mortgage is free of material damage and is in good repair, except for deferred maintenance for which sufficient funds have been escrowed.

   (xii) The sale, transfer, assignment and conveyance of each Mortgage Loan by the Originator to the Company is not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

  (xiii) Each Mortgage Loan is being serviced by the Servicer or a Sub-Servicer in accordance with the Servicer's standard servicing procedures.

   (xiv) Each Mortgage Loan is a mortgage loan principally secured by an interest in real property for purposes of the REMIC provisions of the Code and is secured by a first or second priority Mortgage.

    (xv) The credit underwriting guidelines applicable to the origination of each Mortgage Loan conformed in all material respects to the description thereof set forth in the Prospectus relating to the Offered Certificates. None of the Mortgage Loans were selected from among the Originator's or any other originator's assets in a manner that would cause them to be adversely selected as to credit risk from the pool of mortgage loans owned by the Originator.

   (xvi) As of the Startup Day, to the best of the Originator's knowledge, there is no valid and enforceable offset, defense, right of rescission, set-off or counterclaim to any Note or Mortgage, including the defense of usury, or the obligation of the related Mortgagor to pay the unpaid principal of or interest on such Note.

  (xvii) If any material improvement to the Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood Insurance Policy in a form meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with respect to such material improvement located on such Property with a generally acceptable carrier in an amount representing coverage not less than the least of
         (A) the outstanding principal balance of the related Mortgage Loan (together, in the case of a Mortgage Loan that is not a first priority lien, with the outstanding principal balance of any liens that are prior to the related Mortgage Loan lien), (B) the minimum amount required to compensate for damage or loss to such improvement on a replacement cost basis or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973.

 (xviii) Each Mortgage Loan contains a provision for the acceleration of the payment of the unpaid principal balance of the related Mortgage Loan in the event the related Property is sold without the prior consent of the holder of the Mortgage, subject to limitations under applicable law.

   (xix) Except as otherwise set forth on the related Schedule of Mortgage Loans, no instrument of release or waiver has been executed in connection with any Mortgage Loan, and no Mortgagor has been released, in whole or in part, from his or her obligations thereunder, except
         (A) with respect to release of excess acreage, (B) where necessary to create a utility easement, (C) release of portions of land, none of which materially adversely affects the value of the relevant Property or causes the resulting Combined Loan-to-Value Ratio to be outside of the underwriting guidelines or (D) in a manner consistent with the Originator's or Servicer's ordinary practice.

    (xx) Each Mortgage Loan conforms, and all such Mortgage Loans in the aggregate conform, in all material respects to the description thereof set forth in the related Prospectus.

   (xxi) The information with respect to each Mortgage Loan set forth in the Schedules of Mortgage Loans is true and correct as of the Cut-Off Date.

  (xxii) All of the original or certified documentation set forth in the related Pooling and Servicing Agreement (including all material documents related thereto) with respect to each Mortgage Loan has been or will be delivered to the Trustee on the Startup Day or as otherwise provided in the related Pooling and Servicing Agreement.

 (xxiii) Each Mortgage Loan being transferred to the Trust is secured by a Mortgage that is a Qualified Mortgage and each Note is in a form that is acceptable to prudent mortgage lenders that make mortgage loans comparable to the Mortgage Loans.

  (xxiv) Each Mortgage is a valid and subsisting first or second (as shown in the related Schedule of Mortgage Loans) lien of record on the Primary Parcel of the related Property subject in all cases to the exceptions to title set forth in the title Insurance Policy or title opinion with respect to the related Mortgage Loan, which are exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage.

  (xxv) Prior to the sale to the Company of Mortgage Loans by the Originator, the Originator held good and indefeasible title to, and was the sole owner of, each Mortgage Loan subject to no liens, charges, mortgages, encumbrances or rights of others except as set forth in clauses
         (viii), (xi) and (xiii) above or other liens that will be released simultaneously with such transfer and assignment.

 (xxvi) There is no delinquent tax, ground rent, water charge, sewer rent, insurance premium, leasehold payment or delinquent assessment lien, mechanics' lien or claim for work, labor or material affecting any Property that is or may have a priority over, be a lien prior to, or equal with, the lien of the related Mortgage, except those liens for which funds sufficient to discharge such liens are held in escrow by the Servicer or by an escrow agent, or that are insured against by the title Insurance Policy.

 (xxvii) With respect to each Mortgage Loan, either (A) lender's title
         Insurance Policy (or commitment therefor), issued in standard or American Land Title Association form (with modifications, if any, approved by the state in which the related Property is located) by a title insurance company authorized to transact business in the state in which the related Property is situated, in an amount at least equal to the Original Principal Amount of such Mortgage Loan insuring the mortgagee's interest under the related Mortgage Loan as the holder of a valid first or second mortgage lien of record on the real property described in the related Mortgage, subject only to a survey exception and other exceptions of the character referred to in clauses (xxiv),
         (xxv) and (xxvi) above and (xxxvii) and (xliii) below, was effective on the date of the origination of such Mortgage Loan, and, as of the Closing Date, such policy will be valid and thereafter such policy shall continue in full force and effect, (B) in those jurisdictions in which it is customary to obtain opinions of counsel as to title matters rather than title insurance, an opinion of counsel as to the mortgagee's interest under the related Mortgage Loan as the holder of a valid first or second mortgage lien of record on the real property described in the related Mortgage, was obtained in connection with the date or origination of such Mortgage Loan.

(xxviii) The material improvements upon each Property are covered by a valid and existing hazard Insurance Policy with a carrier licensed in the state in which the Property is located that provides for fire and extended coverage representing coverage not less than the least of (A) the outstanding principal balance of the related Mortgage Loan and, in the case of a Second Mortgage Loan, the outstanding principal balance of the related Senior Lien, (B) the minimum amount required to compensate for loss or damage on a replacement cost basis or (C) the full insurable value of the material improvements to the Property, but in any event in an amount not less than such amount as is necessary to avoid the application of any co-insurance clause contained in the related Insurance Policy. All individual Insurance Policies are the valid and binding obligation of the insurer and contain a standard mortgagee clause naming the Servicer on behalf of the Originator, its successors and assigns, as mortgagee. All premiums then due thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense.

 (xxix) Each Mortgage and Note is genuine and constitutes the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and to the best of the Originator's knowledge all parties to each Mortgage Loan had full legal capacity to execute all documents relating to such Mortgage Loan and to convey the estate therein purported to be conveyed and each Mortgage and Note have been duly and properly executed by such parties.

  (xxx) The Originator has caused and will cause to be performed any and all acts required to be performed to preserve the rights and remedies of the Trustee in any Insurance Policies applicable to any of the Mortgage Loans delivered by the Originator to the Trustee including, without limitation, any necessary notifications of insurers, assignments of policies or interest therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Trustee.

 (xxxi) The terms of each Note and each Mortgage have not been impaired, altered or modified in any respect, except by a written instrument that has been recorded, if necessary, to protect the interest of the Trustee, as assignee of the Company, and that has been delivered to the Trustee. The substance of any such alteration or modification made prior to the Cut-Off Date is reflected on the related Schedule of Mortgage Loans; and any subsequent alteration or modification prior to the date hereof has been made only as permitted by the related Pooling and Servicing Agreement.

(xxxii) The proceeds of each Mortgage Loan have been fully disbursed to the Mortgagor or into an escrow account (i) for completion of any improvements to the related Property or (ii) to establish as an escrow fund for payment of taxes and insurance related to the Property. Each Mortgage Loan is a closed-end Mortgage Loan, and there is no obligation on the part of the Servicer, the Originator or the Originator's assignees to make future advances thereunder at the option of the Mortgagor. All costs, fees and expenses incurred in making, closing or recording such Mortgage Loans have been paid or will be paid from escrowed funds.

(xxxiii) No Mortgage Loan has a shared appreciation feature, or other contingent interest feature.

 (xxxiv) As of the Cut-Off Date, the percentage of Mortgage Loans stated in the related Conveyance Agreement were originated pursuant to a "no-income verification" program.

  (xxxv) Any advances made after the date of origination of a Mortgage Loan but prior to the Cut-Off Date have been consolidated with the outstanding principal amount secured by the related Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term as reflected on the Schedule of Mortgage Loans. The consolidated principal amount does not exceed the Original Principal Amount of the related Mortgage Loan.

 (xxxvi) To the best of the Company's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of any Property, nor is such a proceeding currently occurring, and each Property is undamaged by waste, fire, earthquake, earth movement, windstorm (including a hurricane), flood, tornado or other casualty, except for damage materially covered by policies of insurance as described in clause (xxviii) above and identified in Schedule I attached hereto.

(xxxvii) To the best of the Company's knowledge, all of the improvements that were included for the purposes of determining the Appraised Value of each Property lie wholly within the boundaries and building restriction lines of such Property, and no improvements on adjoining properties encroach upon such Property, except for minor encroachments and protrusions that do not materially affect the Appraised Value of the Property.

(xxxviii)To the best of the Company's knowledge, no improvement located on or being part of any Property is in material violation of any applicable zoning law or regulation. To the best of Originator's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of each Property and, with respect to the use and occupancy of the same, have been made or obtained from the appropriate authorities.

  (xxxix)With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Company to the trustee under the deed of trust, except in connection with a trustee's sale after default by the related Mortgagor.

    (xl) Each Mortgage contains customary and enforceable provisions that render the rights and remedies of the holder thereof adequate for the realization against the related Property of the benefits of the security, including (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale and (B) otherwise by judicial foreclosure. There is no homestead or other exemption available to the related Mortgagor that would materially interfere with the right to sell the related Property at a trustee's sale or the right to foreclose the related Mortgage.

  (xli) To the best of the Originator's knowledge except as disclosed on the Schedules of Mortgage Loans, there is no default, breach, violation or event of acceleration existing as of the Cut-Off Date under any Mortgage or the related Note and no event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and neither the Servicer nor the Originator has waived any default, breach, violation or event of acceleration that would, but for such waiver, exist on the Cut-Off Date; except that the Servicer or the Originator may have heretofore waived late payments or granted extensions of payments (none of which extensions are material).

 (xlii) An appraisal, completed by independent fee appraisers, was performed with respect to each Mortgage Loan and is contained in the File, and no appraisal was based solely on a cost approach analysis.

(xliii) With respect to each Mortgaged Property subject to a ground lease (i) the current ground lessor has been identified and all ground rents that previously become due and owing have been paid; (ii) the ground lease term extends, or is automatically renewable, for a least five years beyond the maturity date of the related Mortgage Loan; (iii) the ground lease has been duly executed; (iv) the amount of the ground rent and any increases therein are clearly identified in the lease and are for predetermined amounts at predetermined times; (v) the Trust has the right to cure defaults on the ground lease; and (vi) the terms and conditions of the leasehold do not prevent the free and absolute marketability of the Mortgaged Property. As of the Cut-Off Date, the Principal Balance of Mortgage Loans with related Mortgaged Properties subject to ground leases does not exceed the percentage of the Original Principal Balance stated in the related Conveyance Agreement.

 (xliv) As of the Cut-Off Date, no more than the percentage of the Original Aggregate Loan Balance stated in the related Conveyance Agreement is secured by investor-owned Properties.

  (xlv) The Originator has no actual knowledge that there exist on any Property, any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation. For purposes of this clause, actual knowledge of the Originator means actual knowledge of an officer of the Originator involved in the servicing of the relevant Mortgage Loan. Actual knowledge of the Originator does not include knowledge imputable by virtue of the availability of or accessibility to information relating to environmental or hazardous waste sites or the locations thereof.

 (xlvi) To the best of the Originator's knowledge, except for payments in the nature of escrow payments, including, without limitation, taxes and insurance payments, or payments for protection and preservation of the Property; including the cost of legal proceedings against the Property, the Servicer has not advanced funds directly or indirectly, for the payment of any amount required by the Mortgage.

 (xlvii) Any Mortgage Loan in which the related Mortgagor is subject to a bankruptcy proceeding filed after the Mortgage Loan was originated is current under the terms of the bankruptcy payment plan.

(xlviii) Each Mortgage Loan bears a fixed rate of interest (except that, with respect to Program Loans bearing a fixed rate of interest, the related Mortgage Rate may be reduced by as much as 1.50% in accordance with the terms of the related

         Note), except for the number of Mortgage Loans bearing rates of interest that adjust at periodic intervals, if any, stated in the related Conveyance Agreement.

 (xlix) With respect to each Mortgage Loan that is or has been the subject of bankruptcy or insolvency proceedings, (a) as of the Cut-Off Date, the Mortgagor is not contractually Delinquent more than 30 days with respect to any payment due under the related plan, (b) the current Combined Loan-to-Value Ratio is less than or equal to 85%, and (c) either (i) if the current Combined Loan-to-Value Ratio is between 70% and 85% as of the Cut-Off Date, the Mortgagor has made at least six consecutive payments under the related Plan or (ii) if the current Combined Loan-to-Value Ratio is less than 70% as of the Cut-Off Date, the Mortgagor has made at least three consecutive payments under the related plan.

    (l) To the best knowledge of the Originator, the proceeds of any Mortgage Loan made to a Mortgagor in bankruptcy at the time of origination of such Mortgage Loan were applied in a manner consistent with the related bankruptcy plan.

    (li) The maturity date of each Mortgage Loan that is a junior lien loan is at least twelve months prior to the maturity date of the related first mortgage loan if such related first mortgage loan provides for a balloon payment.

   (lii) The Mortgagor has not notified the Originator of and the Originator has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers and Sailors Civil Relief Act of 1940.

  (liii) (a) To the best of the Originator's knowledge, no action, error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan, that would have a material adverse effect on the Mortgage Loan, except in the case of a Mortgage Loan with respect to which information contained in an appraisal, Mortgagor income verification report or other document related to the origination of the Mortgage Loan has been determined to be incorrect or incomplete and such information has been corrected or completed as of the related Cut-Off Date, and (b) the Originator has no knowledge of any action that has been taken or failed to have been taken, or of any event that has occurred, or state of facts that exists or has existed on or prior to the related Cut-Off Date (whether or not known to the Originator on or prior to such date), which occurrence described in clause (a) and clause (b) of this subsection (liii) has resulted or will result in an exclusion from, denial of, or defense to coverage under any primary Insurance Policy or pool policy certification (including, without limitation, any exclusions, denials or defenses that would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of a seller, the Originator, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such Insurance Policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such Insurance Policy or such insurer's financial inability to pay.

   (liv) The Originator has no knowledge of any circumstance or condition with respect to the Property, Mortgagor or the Mortgagor's credit standing that can reasonably be expected to materially adversely affect the value of the Mortgage Loan.

The representations and warranties of this paragraph (b) shall survive the transfer and assignment of the Mortgage Loans to the Company. The representations and warranties of this paragraph (b) shall survive the transfer and assignment of the Mortgage Loans by the Company to EquiVantage Trusts. Upon discovery by the Company of a breach of any of the representations and warranties of this paragraph (b), without regard to any limitation set forth in such representation or warranty concerning the knowledge of the Originator or the Company as to the facts stated therein, which breach, in the opinion of the Company, the Certificate Insurer or the Trustee, materially and adversely affects the interests of the Company, the Owners or of the Certificate Insurer in the related Mortgage Loan or Mortgage Loans, the party discovering such breach shall give prompt written notice to the other parties, and the Originator shall be required to take the remedial actions required by the related Pooling and Servicing Agreement within the time periods required thereto, which in no case shall be less than 30 days.

    The Originator acknowledges that a breach of any representation or warranty relating to (x) title sufficient to transfer indefeasible title to a Mortgage Loan or (y) enforceability of the Mortgage Loan against the related Mortgagor or Property constitutes breach of a representation or warranty of this Section 6 that "materially and adversely affects the interests of the Owners or of the Certificate Insurer" in such Mortgage Loan. For purposes of this Agreement the representations and warranties made in this Section 6 limited to the Originator's knowledge shall be limited to the actual knowledge of the officers executing this Agreement.

    Section 7. Covenants of the Originator to Take Certain Actions with Respect to the Mortgage Loans in Certain Situations. (a) Upon the earliest to occur of the Originator's discovery, its receipt of notice of breach from any one of the other parties to the related Pooling and Servicing Agreement or from the Certificate Insurer or such time as a breach of any representation and warranty in Section 6 hereof materially and adversely affects the interests of the Owners or of the Certificate Insurer as set forth above, the Originator hereby covenants and warrants that it shall promptly cure such breach in all material respects or it shall, subject to the further requirements of this paragraph, on the second Remittance Date next succeeding such discovery, receipt of notice or such other time (i) substitute in lieu of each Mortgage Loan that has given rise to the requirement for action by the Originator a Qualified Replacement Mortgage and deliver to the Servicer for deposit in the Principal and Interest Account the Substitution Amount applicable thereto, together with the aggregate amount of all Delinquency Advances and Servicing Advances theretofore made with respect to such Mortgage Loan, to the Servicer for deposit in the Principal and Interest Account or (ii) purchase such Mortgage Loan from the Trust at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Servicer for deposit in the Principal and Interest Account. In connection with any such proposed purchase or substitution, the Originator at its expense, shall cause to be delivered to the Trustee and to the Certificate Insurer an opinion of counsel experienced in federal income tax matters stating whether or not such a proposed purchase or substitution would constitute a Prohibited Transaction for the Trust or would jeopardize the status of the Trust as a REMIC, and the Originator shall only be required to take either such action to the extent such action would not constitute a Prohibited Transaction for the Trust or would not jeopardize the status of the Trust as a REMIC. Any required purchase or substitution, if delayed by the absence of such opinion shall nonetheless occur upon the earlier of (i) the occurrence of a default or imminent default with respect to the Mortgage Loan or (ii) the delivery of such opinion. The obligation of the Originator to cure the defect, or substitute for, or purchase any Mortgage Loan as to which a representation or warranty is untrue in any material respect and has not been remedied shall constitute the sole remedy against the Originator with respect to such breach available to the Owners, the Trustee or the Certificate Insurer.

    (b) In the event that any Qualified Replacement Mortgage is delivered by the Originator, the Originator shall be obligated to take the actions described in this Section 7 with respect to such Qualified Replacement Mortgage upon the discovery by any of the Owners, the Company, the Servicer, the Certificate Insurer, or the Trustee that the representations and warranties set forth in Section 6 hereof are untrue with respect to such Qualified Replacement Mortgage in any material respect on the date such Qualified Replacement Mortgage is conveyed to the related EquiVantage Trust such that the interests of the Owners or the Certificate Insurer in the related Qualified Replacement Mortgage are materially and adversely affected; provided, however, that for the purposes of this paragraph (b) the representations and warranties in Section 6 hereof referring to items "as of the Cut-Off Date" or "as of the Startup Day" shall be deemed to refer to such items as of the date such Qualified Replacement Mortgage is conveyed to the related EquiVantage Trust.

    (c) The covenants set forth in this Section 7 shall survive delivery of the respective Mortgage Loans (including Qualified Replacement Mortgage Loans) to the Trustee.

    Section 8.     Term of Agreement.  This Agreement shall terminate upon
(i) the final payment or other liquidation of the last Mortgage Loan required pursuant to this Agreement or included in an EquiVantage Trust under this Agreement or (ii) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan.

    Section 9. Authorized Representatives. The names of the officers of the Originator and of the Company who are authorized to give and receive notices, requests and instructions and to deliver certificates and documents in connection with this Agreement on behalf of the Originator and of the Company ("Authorized Representatives") are set forth in Exhibit B, along with the specimen signature of each such officer. From time to time, the Originator and the Company may, by delivering to the Trustee and the Certificate Insurer a revised exhibit, change the information previously given, but the Trustee shall be entitled to rely conclusively on the last exhibit until receipt of a superseding exhibit.

    Section 10. Notices. All demands, notices and communications relating to this Agreement shall be in writing and shall be deemed to have been duly given when received by the other party or parties at the address shown below, or such other address as may hereafter be furnished to the other party or parties by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee.

    If to the Company:

              EquiVantage Acceptance Corp.
              13111 Northwest Freeway, Suite 301
              Houston, Texas  77040
              Attention:  Chief Financial Officer
              Telephone: (713) 895-1957
              Telecopy:   (713) 895-1999

         With a copy to:

              EquiVantage Acceptance Corp.
              13111 Northwest Freeway, Suite 301
              Houston, Texas  77040
              Attention:  General Counsel
              Telephone: (713) 895-1957
              Telecopy:   (713) 895-1999

    If to the Originator:

              EquiVantage Inc.
              13111 Northwest Freeway, Suite 300
              Houston, Texas  77040
              Attention:  Chief Financial Officer
              Telephone: (713) 895-1900
              Telecopy:   (713) 895-3870

         With a copy to:

              EquiVantage Inc.
              13111 Northwest Freeway, Suite 300
              Houston, Texas  77040
              Attention:  General Counsel
              Telephone: (713) 895-1900
              Telecopy:   (713) 895-3870

    If to the Trustee:

              Norwest Bank Minnesota, National Association
              Sixth Street & Marquette Avenue
              Minneapolis, Minnesota  55479-0069
              Attention:  Corporate Trust Servicer
                         Asset-Backed Administration
              Re:  EquiVantage Home Equity Loan Trust 1997-4
              Telephone: (612) 667-9825
              Telecopy:   (612) 667-7167

    If to the Certificate Insurer:

              Financial Guaranty Insurance Company
              115 Broadway
              New York, New York  10006
              Attention:  Surveillance Department
              Re:  EquiVantage Acceptance Corp. Home Equity Loan Trust 1997-4
              Telephone: (212) 312-3000
              Telecopy:   (212) 312-3231

    Section 11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws rules applied in the State of New York.

    Section 12. Assignment. No party to this Agreement may assign its rights or delegate its obligations under this Agreement without the express written consent of the other parties, except as otherwise set forth in this Agreement.

    Section 13. Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and together shall constitute and be one and the same instrument.

    Section 14. Amendment. This Agreement may be amended from time to time by the Originator and the Company only by a written instrument executed by such parties and with the prior written consent of the Certificate Insurer.

    Section 15. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

    Section 16. No Agency; No Partnership or Joint Venture. Neither the Originator nor the Company is the agent or representative of the other (except with respect to Mortgage Loans originated or acquired by the Company in its capacity as Originator), and nothing in this Agreement shall be construed to make either the Originator or the Company liable to any third party for services performed by it or for debts or claims accruing to it against the other party. Nothing contained herein nor the acts of the parties hereto shall be construed to create a partnership or joint venture between the Company and the Originator.

    Section 17. Further Assurances. The Originator and Company agree to cooperate reasonably and in good faith with one another in the performance of this Agreement.

    Section 18. The Certificate Insurer and the Trustee. The Certificate Insurer and the Trustee are third-party beneficiaries of this Agreement. The Trustee and the Certificate Insurer shall have the right to enforce the representations and warranties set forth in this Agreement through the Company or directly. Any right conferred to the Certificate Insurer shall be suspended during any period in which the Certificate Insurer is in default in its payment obligations under the Certificate Insurance Policy. During any period of suspension, the Certificate Insurer's rights hereunder shall vest in the Owners of the related Offered Certificates and shall be exercisable by the Owners of at least a majority in Percentage Interest of the related Offered Certificates then Outstanding. At such time as the related Offered Certificates are no longer Outstanding under the related Pooling and Servicing Agreement and the Certificate Insurer has been reimbursed for all Insured Payments to which it is entitled under the related Pooling and Servicing Agreement, the Certificate Insurer's rights hereunder shall terminate.

    IN WITNESS WHEREOF, the Company and the Originator have caused this Master Transfer Agreement to be duly executed by their respective officers, all as of the day and year first above written.

                             EQUIVANTAGE ACCEPTANCE CORP.,
                                the Company



                             By:   /s/ Elizabeth Folk
                                   __________________
                                   Name:   Elizabeth Folk
                                   Title:  Senior Vice President


                             EQUIVANTAGE INC.
                                the Originator



                             By:   /s/ Carolyn B. Andrew
                                   _____________________
                                   Name:  Carolyn B. Andrew
                                   Title:  Senior Vice President

                                                                       Exhibit A


                             FORM OF CONVEYANCE AGREEMENT


    THIS CONVEYANCE AGREEMENT, dated ______, 199_, is between EquiVantage Acceptance Corp. (the "Company") and EquiVantage Inc. (the "Originator"). Pursuant to the Master Loan Transfer Agreement dated as of _________ __, 1997 between the Company and the Originator (the "Mortgage Transfer Agreement"), the parties hereto hereby confirm their understanding with respect to the sale by the Originator and the purchase by the Company of those Mortgage Loans listed on the Schedule of Mortgage Loans attached hereto (the "Transferred Mortgage Loans").

    Conveyance of Transferred Mortgage Loans. The Originator, concurrently with the execution and delivery of this Conveyance Agreement, does hereby irrevocably transfer, sell, assign, set over and otherwise convey to the Company, without recourse (except as otherwise explicitly provided for herein) all of its right, title and interest in and to the Transferred Mortgage Loans being conveyed by it, including specifically, without limitation, the Mortgages, the Files and all other documents, materials and properties appurtenant thereto and the Notes, including all interest and principal received by the Originator on or with respect to such Transferred Mortgage Loans on or after the related Cut-Off Date, together with all of its right, title and interest in and to the proceeds received on or after the related Cut-Off Date of any related insurance policies on behalf of the Company. It is the intention of the parties hereto that the conveyance by the Originator of the Transferred Mortgage Loans to the Company shall constitute a purchase and sale of such Transferred Mortgage Loans and not a loan. If the Originator cannot deliver the original Mortgage or mortgage assignment with evidence of recording thereon concurrently with the execution and delivery of this Conveyance Agreement solely because of a delay caused by the public recording office where such original Mortgage or mortgage assignment has been delivered for recordation, the Originator shall promptly deliver to the Trustee on behalf of the Company such original Mortgage or mortgage assignment with evidence of recording indicated thereon upon receipt thereof from the public recording official, as soon as possible but in no event later than 12 months from the Startup Day.

    The costs relating to the delivery of the documents specified in this Conveyance Agreement shall be borne by the Originator.

    The Originator hereby makes the representations and warranties set forth in Section 6(a) of the Master Transfer Agreement with respect to the Transferred Mortgage Loans. The "Cut-Off Date" with respect to such Transferred Mortgage Loans shall be the close of business on [INSERT DATE] or, if any Transferred Mortgage Loan was originated subsequent to [INSERT DATE], but prior to the Startup Day, the date of origination of such Transferred Mortgage Loan.

    Except as set forth immediately below, all terms and conditions of the Mortgage Transfer Agreement are hereby incorporated herein; provided that, in the event of any conflict, the provisions of this Conveyance Agreement shall control over the conflicting provisions of the Mortgage Transfer Agreement.

    (i) With respect to each Transferred Mortgage Loan involving property improved by a manufactured home, such manufactured home constitutes real property under applicable state law and the Originator has taken all action necessary to create a valid and perfected first or second priority lien and security interest in such manufactured home and the related Property, including, without limitation, the filing of a Uniform Commercial Code financing statement or notations on certificates of title, if necessary under applicable state law.

    (ii) As of its date of origination, no Transferred Mortgage Loan had a Combined Loan-to-Value Ratio in excess of [INSERT PERCENTAGE].

   (iii) No Transferred Mortgage Loan is a Third Mortgage Loan.

    (iv) No more than [INSERT PERCENTAGE] of the Transferred Mortgage Loans were originated under any "no-income verification" program.

     (v) The Note related to each Transferred Mortgage Loan bears a minimum Coupon Rate of at least [INSERT PERCENTAGE] per annum.

    (vi) Each Note for a fixed rate Transferred Mortgage Loan that is not a Balloon Loan provides for a schedule of substantially level and equal monthly scheduled payments that are sufficient to amortize fully the principal balance of such Note on or before its maturity date, which maturity date is not more than [INSERT NUMBER] years from the date of origination of such Transferred Mortgage Loan. Each Balloon Loan has an original term to stated maturity of not more than [INSERT NUMBER] years and an amortization schedule based on not more than [INSERT NUMBER] years.

   (vii) No more than [INSERT PERCENTAGE] of the Transferred Mortgage Loans is more than 30 days Delinquent (assuming a 30-day month).

  (viii) No Transferred Mortgage Loan had a Loan Balance less than [INSERT DOLLAR AMOUNT] as of the Cut-Off Date or greater than [INSERT DOLLAR AMOUNT] as of the Cut-Off Date.

    (ix) The Primary Parcel of each Property is located in the state identified in the Schedule of Mortgage Loans attached hereto; no more than [INSERT PERCENTAGE] of the aggregate Loan Balance as of the Cut-Off Date is secured by mortgaged Properties located within any single postal zip code area; and each Property consists of one or more parcels of real property with a residential dwelling erected on the Primary Parcel.

     (x) As of the Cut-Off Date, no more than [INSERT PERCENTAGE] of the aggregate Loan Balance is secured by condominiums; no Transferred Mortgage Loan relates to a cooperative.

    (xi) With respect to each Mortgaged Property subject to a ground lease (i) the current ground lessor has been identified and all ground rents that previously become due and owing have been paid; (ii) the ground lease term extends, or is automatically renewable, for at least five years beyond the maturity date of the related Transferred Mortgage Loan; (iii) the ground lease has been duly executed and recorded; (iv) the amount of the ground rent and any increases therein are clearly identified in the lease and are for predetermined amounts at predetermined times; (v) the Trust has the right to cure defaults on the ground lease; and (vi) the terms and conditions of the leasehold do not prevent the free and absolute marketability of the Mortgaged Property. As of the Cut-Off Date, the Principal Balance of Transferred Mortgage Loans with related Mortgaged Properties subject to ground leases does not exceed [INSERT PERCENTAGE] of the Original Principal Balance.

   (xii) As of the Cut-Off Date, no more than [INSERT PERCENTAGE] of the Original Aggregate Loan Balance is secured by investor-owned Properties.

  (xiii) With respect to each Transferred Mortgage Loan that is or has been the subject of bankruptcy or insolvency proceedings, (a) as of the Cut-Off Date, the Mortgagor is not contractually delinquent more than 30 days with respect to any payment due under the related plan, (b) the current Combined Loan-to-Value Ratio is less than or equal to [INSERT PERCENTAGE], and (c) either (i) if the current Combined Loan-to-Value Ratio is between [INSERT PERCENTAGE] and [INSERT PERCENTAGE] as of the Cut-Off Date, the Mortgagor has made at least six consecutive payments under the related Plan or (ii) if the current Combined Loan-to-Value Ratio is less than [INSERT PERCENTAGE] as of the Cut-Off Date, the Mortgagor has made at least three consecutive payments under the related plan.

   (xiv) Not more than [INSERT PERCENTAGE] of the Transferred Mortgage Loans are subject to Section 32 of the federal Truth-in-Lending Act.

    (xv) As of the Cut-Off Date, [INSERT PERCENTAGE] of the outstanding principal balance of the Transferred Mortgage Loans are fixed rate mortgage loans (except [INSERT PERCENTAGE] thereof that, as Program Loans, bear fixed rates of interest that under the terms of the related Mortgage Notes may be reduced by as much as 1.50% during the first three years of such Program Loans) and [INSERT PERCENTAGE] of the outstanding principal balance of the Transferred Mortgage Loans are adjustable rate mortgage loans.

   (xvi) With respect to Transferred Mortgage Loans that are adjustable rate mortgage loans, as of the Cut-Off Date, all interest rate adjustments have been performed correctly in accordance with the terms of the related Mortgage.

    For purposes of this Conveyance Agreement, the "related Pooling and Servicing Agreement" is the Pooling and Servicing Agreement relating to the EquiVantage Home Equity Loan Trust [INSERT SERIES].

    Terms capitalized herein and not defined herein shall have their respective meanings as set forth in the Mortgage Transfer Agreement.

    IN WITNESS WHEREOF, the Company and the Originator have caused this Conveyance Agreement to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

                             EQUIVANTAGE ACCEPTANCE CORP.,
                                the Company



                             By:
                                 ______________________________
                                 Name:
                                 Title:



                             EQUIVANTAGE INC.
                                the Originator



                             By:
                                 ______________________________
                                 Name:
                                 Title:

                              SCHEDULE OF MORTGAGE LOANS



                        [Attached as Schedule I to the related
                            Pooling & Servicing Agreement
                               and incorporated herein]

                                                      Exhibit B


                              AUTHORIZED REPRESENTATIVES

    Reference is hereby made to the Master Loan Transfer Agreement, dated as of December 1, 1997 (the "Agreement"), among EquiVantage Acceptance Corp. (the "Company") and EquiVantage Inc., as Originator:

    The following are the Originator's Authorized Representatives for purposes of the Agreement:

                                                            Specimen
Name                     Title                              Signature

John E. Smith            President                  __________________________

Karen S. Crawford        Senior Vice President      __________________________
                         and Secretary


    IN WITNESS WHEREOF, I, ____________________, hereby certify that the above signatures are true and correct as of this ____ day of
____________________.

                                       ______________________________
                                       Name:
                                       Title:

    The following are the Company's Authorized Representatives for purposes of the Agreement:

                                                           Specimen
Name                     Title                             Signature

John E. Smith            President                ______________________________

Karen S. Crawford        Senior Vice President    ______________________________
                         and Secretary


    IN WITNESS WHEREOF, I, _____________________, hereby certify that the above signatures are true and correct as of this ____ day of
_____________________.

                                       ______________________________
                                       Name:
                                       Title:

                                      SCHEDULE I



LOAN NO.      LAST NAME       ADDRESS   CITY     STATE     ZIP CODE  LOAN AMT.
--------      ---------       -------   ----     -----     --------  ---------



                                         [None]